UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163019	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Form 8-K/A is to amend the Current Report on Form 8-K filed by Nova LifeStyle, Inc. (the “Company”) on July 2, 2014 (the “Original 8-K”) to add the disclosure below as required by Item 5.02 of Form 8-K. Except for the foregoing, this Form 8-K/A effects no other changes to the Original 8-K.

Item 5.02. Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

(e)           Adoption of Nova LifeStyle, Inc. 2014 Omnibus Long-Term Incentive Plan; Approval of Restricted Stock Award Agreement

At the Company’s Annual Meeting held on June 30, 2014 (the “Annual Meeting”), the Company's shareholders approved the Nova LifeStyle, Inc. 2014 Omnibus Long-Term Incentive Plan (the “Plan”). The Plan had been previously approved, subject to shareholder approval, by the Board of Directors of the Company. A summary of the terms of the Plan and the awards contemplated thereunder were previously reported in in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 9, 2014 (the “Proxy Statement”) under “PROPOSAL NO 5. - APPROVAL OF THE NOVA LIFESTYLE, INC. 2014 OMNIBUS LONG-TERM INCENTIVE PLAN.”

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which was previously filed with the Proxy Statement and is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

At a meeting held on June 30, 2014, the Company's Board of Directors approved the form of Restricted Stock Award Agreement attached to this Current Report as Exhibit 10.2 to be used with respect to non-employee directors under the Plan.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Nova LifeStyle, Inc. 2014 Omnibus Long-Term Incentive Plan

10.2	Form of Restricted Stock Award Agreement for Non-Employee Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.

Date: July 10, 2014	By:	/s/ Ya Ming Wong
Ya Ming Wong
	Its:	Chief Executive Officer